UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2006 (March 17, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation.

Effective March 21, 2006, Chesapeake Energy Corporation (the “Company”) filed a Certificate of Elimination with the Oklahoma Secretary of State retiring 99,126 shares of 6.00% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Of the 99,126 shares of Preferred Stock, 10,016 were acquired by the Company as the result of a conversion of the Preferred Stock into the Company’s Common Stock, par value $0.01 per share, at the option of holders. The remaining 89,110 shares were acquired by the Company as the result of a mandatory conversion of the Preferred Stock into the Company’s Common Stock. The Certificate of Elimination is attached hereto as Exhibit 3.1.

Section 8 – Other Events

Item 8.01 Other Events.

On March 20, 2006, the Company exercised its right to cause the Preferred Stock to be automatically converted into shares of Common Stock in accordance with the Certificate of Designation for the Preferred Stock. On March 17, 2006, the Company issued a press release announcing this mandatory conversion. This press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

3.1	Certificate of Elimination- 6.00% Cumulative Convertible Preferred Stock

99.1	Chesapeake Energy Corporation Press Release dated March 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	March 22, 2006

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EXHIBIT INDEX
Exhibit No.	Document Description

3.1	Certificate of Elimination- 6.00% Cumulative Convertible Preferred Stock

99.1	Chesapeake Energy Corporation Press Release dated March 17, 2006.

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